EXHIBIT(2)(a)













                               AGREEMENT AND PLAN OF MERGER



                               Dated as of August 19, 1996,



                                           Among



                             SUN INTERNATIONAL HOTELS LIMITED



                                     SUN MERGER CORP.



                                            And



                           GRIFFIN GAMING & ENTERTAINMENT, INC.




























                                     TABLE OF CONTENTS


                                         ARTICLE I

                                        The Merger

            SECTION 1.01.  The Merger . . . . . . . . . . . . . . .        2
            SECTION 1.02.  Closing  . . . . . . . . . . . . . . . .        3
            SECTION 1.03.  Effective Time . . . . . . . . . . . . .        3
            SECTION 1.04.  Effects of the Merger  . . . . . . . . .        3
            SECTION 1.05.  Certificate of Incorporation
                             and By-laws  . . . . . . . . . . . . .        3
            SECTION 1.06.  Directors  . . . . . . . . . . . . . . .        4
            SECTION 1.07.  Officers . . . . . . . . . . . . . . . .        4

                                        ARTICLE II

                     Effect of the Merger on the Capital Stock of the
                    Constituent Corporations; Exchange of Certificates

            SECTION 2.01.  Effect on Capital Stock  . . . . . . . .        4
            SECTION 2.02.  Exchange of Certificates . . . . . . . .        6

                                        ARTICLE III

                              Representations and Warranties

            SECTION 3.01.  Representations and Warranties
                             of the Company . . . . . . . . . . . .       10
            SECTION 3.02.  Representations and Warranties
                             of Parent and Sub  . . . . . . . . . .       33

                                        ARTICLE IV

                         Covenants Relating to Conduct of Business

            SECTION 4.01.  Conduct of Business  . . . . . . . . . .       40
            SECTION 4.02.  No Solicitation  . . . . . . . . . . . .       44

                                         ARTICLE V

                                   Additional Agreements

            SECTION 5.01.  Preparation of the Form F-4
                             and the Proxy Statement;
                             Stockholders Meetings  . . . . . . . .       46
            SECTION 5.02.  Letters of the Company's Accountants . .       48





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                                                                          2




            SECTION 5.03.  Letters of Parent's Accountants  . . . .       48
            SECTION 5.04.  Access to Information; Confidentiality .       48
            SECTION 5.05.  Reasonable Efforts . . . . . . . . . . .       49
            SECTION 5.06.  Stock Options; Warrants  . . . . . . . .       50
            SECTION 5.07.  Benefit Plans  . . . . . . . . . . . . .       53
            SECTION 5.08.  Indemnification and Insurance  . . . . .       53
            SECTION 5.09.  Fees and Expenses  . . . . . . . . . . .       54
            SECTION 5.10.  Public Announcements . . . . . . . . . .       55
            SECTION 5.11.  Affiliates . . . . . . . . . . . . . . .       55
            SECTION 5.12.  NYSE Listing . . . . . . . . . . . . . .       55
            SECTION 5.13.  Stockholder Litigation . . . . . . . . .       56
            SECTION 5.14.  Title Policies; Title Insurance  . . . .       56
            SECTION 5.15.  Surveys  . . . . . . . . . . . . . . . .       56
            SECTION 5.16.  Class B Option . . . . . . . . . . . . .       57
            SECTION 5.17.  Amendments to Junior Mortgage
                             Notes Indenture  . . . . . . . . . . .       57
            SECTION 5.18.  Chalfonte Project Parking Garage . . . .       58
            SECTION 5.19.  Supplemental Indenture . . . . . . . . .       58
            SECTION 5.20.  ICA Election . . . . . . . . . . . . . .       58

                                        ARTICLE VI

                                   Conditions Precedent

            SECTION 6.01.  Conditions to Each Party's
                             Obligation To Effect the Merger  . . .       58
            SECTION 6.02.  Conditions to Obligations of Parent
                             and Sub  . . . . . . . . . . . . . . .       59
            SECTION 6.03.  Conditions to Obligation of
                             the Company  . . . . . . . . . . . . .       61

                                     ARTICLE VII

                          Termination, Amendment and Waiver

            SECTION 7.01.  Termination  . . . . . . . . . . . . . .       62
            SECTION 7.02.  Effect of Termination  . . . . . . . . .       64
            SECTION 7.03.  Amendment  . . . . . . . . . . . . . . .       65
            SECTION 7.04.  Extension; Waiver  . . . . . . . . . . .       65
            SECTION 7.05.  Procedure for Termination, Amendment,
                             Extension or Waiver  . . . . . . . . .       65

                                     ARTICLE VIII

                                  General Provisions

            SECTION 8.01.  Nonsurvival of Representations
                             and Warranties . . . . . . . . . . . .       66






                                                                          3




            SECTION 8.02.  Notices  . . . . . . . . . . . . . . . .       66
            SECTION 8.03.  Definitions  . . . . . . . . . . . . . .       67
            SECTION 8.04.  Interpretation . . . . . . . . . . . . .       69
            SECTION 8.05.  Counterparts . . . . . . . . . . . . . .       70
            SECTION 8.06.  Entire Agreement;
                             No Third-Party Beneficiaries . . . . .       70
            SECTION 8.07.  Governing Law  . . . . . . . . . . . . .       70
            SECTION 8.08.  Assignment . . . . . . . . . . . . . . .       70
            SECTION 8.09.  Enforcement  . . . . . . . . . . . . . .       71




















































                                   AGREEMENT AND PLAN OF MERGER dated as of
                              August 19, 1996, among Sun International
                              Hotels Limited, a corporation organized and existing under the laws of the Commonwealth of the Bahamas ("Parent"), Sun Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Griffin Gaming & Entertainment, Inc., a Delaware corporation (the "Company").


                         WHEREAS the respective Boards of Directors of
               Parent, Sub and the Company, and Parent acting as the sole stockholder of Sub, have approved the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby
               (i) each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), other than shares owned directly or indirectly by Parent or the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c)) and (ii) each issued and outstanding share of Class B Common Stock, par value $.01 per share, of the Company ("Company Class B Common Stock") which was issued, and trades, as a unit (the "Units") with the Company's 11.375% Junior Mortgage Notes due 2004 (the "Junior Mortgage Notes"), other than shares forming a part of Units owned directly or indirectly by Parent or the Company, will be converted into the right to receive the Class B Consideration (as defined in Section 2.01(d));

                         WHEREAS, as a condition of the willingness of
               Parent to enter into this Agreement, those stockholders of the Company (the "Company Significant Stockholders") listed on Schedule A attached to the Company Stockholder Agreement (as defined below) have entered into the Stockholder Agreement dated as of the date hereof (the "Company Stockholder Agreement") with Parent, which provides, among other things, that, subject to the terms and conditions thereof, each Company Significant Stockholder will vote its shares of Company Common Stock in favor of the Merger and the approval and adoption of this Agreement;

                         WHEREAS, as a condition of the willingness of the
               Company to enter into this Agreement, Sun International Investments Limited (the "Parent Significant Stockholder") has entered into the Stockholder Agreement dated as of the date hereof (the "Parent Stockholder Agreement", and,





               together with the Company Stockholder Agreement, the "Stockholder Agreements") with the Company, which provides, among other things, that, subject to the terms and conditions thereof, the Parent Significant Stockholder will vote its Ordinary Shares, $.001 par value per share, of Parent (the "Ordinary Shares") in favor of certain amendments to Parent's Articles of Association necessary to comply with the New Jersey Casino Control Act;

                         WHEREAS the Board of Directors of the Company has
               approved the terms of the Company Stockholder Agreement;

                         WHEREAS Parent, Sub and the Company desire to make
               certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

                         WHEREAS, for Federal income tax purposes, it is
               intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");


                         NOW, THEREFORE, in consideration of the
               representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                         ARTICLE I

                                        The Merger

                         SECTION 1.01. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

                         (b) At the election of Parent, any direct wholly owned subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect









               such substitution. Furthermore, at the election of Parent (the "DD Election"), the structure of the Merger (as set forth in this Section 1.01) will be changed in order to qualify the transaction as another form of tax-free incorporation transaction under Section 351 of the Code (and in the latter case the Company Common Stock will be converted into the right to receive common stock of a newly-formed corporation of which both Parent and the Company will become wholly owned subsidiaries and the Company Class B Common Stock shall remain outstanding, and otherwise on substantially the same terms as set forth in this Agreement). In the case of the DD Election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such change in structure.

                         SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 6.01, 6.02 and 6.03) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.01 and
               Section 6.02(e), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New
               York 10019, unless another time, date or place is agreed to in writing by the parties hereto.

                         SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

                         SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                         SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth in










               Exhibit A and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                         (b)  The By-laws of Sub as in effect at the
               Effective Time shall be the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

                         SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                         SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                        ARTICLE II

                     Effect of the Merger on the Capital Stock of the
                    Constituent Corporations; Exchange of Certificates

                         SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Sub:

                         (a)  Capital Stock of Sub.  Each issued and
                    outstanding share of common stock, par value $.01 per share, of Sub shall continue to be one validly issued and outstanding, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation. Each certificate representing any such shares of Sub shall continue to represent the same number of shares of the Surviving Corporation

                         (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock or Company Class B Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock or Company Class B Common










               Stock that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                         (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive the Conversion Number (as defined below) of a fully paid and nonassessable Ordinary Share (the "Merger Consideration"). Subject to the proviso to Section 7.01(h), the "Conversion Number" means .4324; provided, however, if the average of the closing sales prices of one Ordinary Share as reported on the New York Stock Exchange ("NYSE") Composite Transactions List (as reported in the Wall Street Journal or, if not reported thereby, any other authoritative source) for each of the 15 consecutive trading days immediately preceding the fifth trading day prior to the Effective Time (the "Average Market Price") is less than $47.41, then the Conversion Number shall be the quotient, rounded to the fourth decimal place, obtained by dividing 20.5 by the Average Market Price. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional Ordinary Shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

                              (d)  Conversion of Company Class B Common
                    Stock. Each issued and outstanding share of Company Class B Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive .1928 of a fully paid and nonassessable Ordinary Share (the "Class B Consideration"). As of the Effective Time, all such shares of Company Class B Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Class B Common Stock shall cease to have any rights









                    with respect thereto, except the right to receive the Class B Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest. As of the Effective Time, the fraction of an Ordinary Share into which a share of Company Class B Common Stock is converted shall be issued, and trade, as a unit with the related Junior Mortgage Note in lieu of such share of Company Class B Common Stock.

                         SECTION 2.02.  Exchange of Certificates.
               (a) Exchange Agent. As of the Effective Time, Parent shall deposit with such bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock and Company
               Class B Common Stock, for exchange in accordance with this
               Article II, through the Exchange Agent, certificates representing the Ordinary Shares (such Ordinary Shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional Ordinary Shares being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock and Company Class B Common Stock.

                         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Common Certificates") or Company Class B Common Stock (the "Class B Certificates", and, together with the Common Certificates, the "Certificates") whose shares were converted into the right to receive the Merger Consideration or the Class B Consideration, as applicable, pursuant to
               Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration or the Class B Consideration, as applicable. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange










               Agent (including, in the case of Class B Certificates, the related Junior Mortgage Notes), the holder of such Certificate shall be entitled to receive in exchange therefor (i) in the case of Common Certificates, a certificate representing that number of whole Ordinary Shares and cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II, and
               (ii) in the case of Class B Certificates, a certificate representing that number of fractional Ordinary Shares and cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II, together with the Junior Mortgage Notes surrendered with such Class B Certificates and, in each case, the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock or Units which is not registered in the transfer records of the Company, a certificate representing the proper number of Ordinary Shares may be issued to a person (as defined in Section 8.03) other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Ordinary Shares to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
               Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or the Class B Consideration, as applicable, and cash, if any, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this
               Article II. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Ordinary Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional Ordinary Shares shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in









               accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole (or, in the case of Class B Certificates, fractional) Ordinary Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Ordinary Share to which such holder is entitled pursuant to Section 2.02(e), in the case of Common Certificates, and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole (or, in the case of Class B Certificates, fractional) Ordinary Shares, and
               (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole (or, in the case of Class B Certificates, fractional) Ordinary Shares.

                         (d) No Further Ownership Rights in Company Common Stock or Company Class B Common Stock. All Ordinary Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Class B Common Stock, as applicable, theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock or Company Class B Common Stock, as applicable, in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Class B Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

                         (e) No Fractional Shares. (i) No certificates or scrip representing fractional Ordinary Shares shall be









               issued upon the surrender for exchange of Common
               Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

                     (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of an Ordinary Share (after taking into account all Common Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of an Ordinary Share multiplied by the closing sales price of one Ordinary Share on the NYSE Composite Transactions List (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source) on the Closing Date.

                         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for the Merger Consideration or the Class B Consideration, as applicable, and any cash or dividends or distributions payable to such holders pursuant to this Article II.

                         (g)  No Liability.  None of Parent, Sub, the
               Company or the Exchange Agent shall be liable to any person in respect of any Ordinary Shares (or any dividends or distributions with respect thereto or with respect to any shares of Company Common Stock or Company Class B Common Stock, as applicable, theretofore represented by any Certificate) or any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration or Class B Consideration, as applicable, or any cash or other dividends or distributions payable to the holder of such Certificate pursuant to this
               Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d))), any such Merger Consideration or Class B Consideration, as applicable, or cash or other dividends or distributions









               shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                         (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. In the event the Exchange Fund shall realize a loss on any such investment, Parent shall deposit additional cash in the Exchange Fund to the extent necessary to satisfy its obligation to distribute cash to the holders of Company Common Stock in lieu of fractional shares as set forth in
               Section 2.02(e) or cash dividends or other distributions as set forth in Section 2.02(c).


                                        ARTICLE III

                              Representations and Warranties

                         SECTION 3.01. Representations and Warranties of the Company. Except as set forth with respect to a specifically identified representation and warranty on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

                         (a) Organization, Standing and Corporate Power. Each of the Company and each of its Significant Subsidiaries (as defined in Section 8.03) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company.
                    The Company has delivered to Parent prior to the









                    execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificates of incorporation and by-laws (or comparable organizational documents) of its Significant Subsidiaries, in each case as amended to date.

                         (b)  Subsidiaries.  The Company Disclosure
                    Schedule sets forth a true and complete list of each subsidiary of the Company. All the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, limited liability company, partnership, joint venture or other entity.

                         (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, 120,000 shares of Company Class B Common Stock and 10,000,000 shares of Preferred Stock, par value $.01 per share, of the Company ("Company Preferred Stock"). At the close of business on August 15, 1996, (i) 7,941,035 shares of Company Common Stock were issued and outstanding, (ii) 35,000 shares of Company Class B Common Stock were issued and outstanding, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 0 shares of Company Common Stock and 12,899 shares of Company Class B Common Stock were held by the Company in its treasury or by subsidiaries of the Company, (v) 1,240,362 shares of Company Common Stock were reserved for issuance pursuant to the Stock Plans (as defined in Section 5.06(a)), (vi) 933,370 shares of Company Common Stock were reserved for issuance upon exercise of all outstanding warrants of the Company (the "Company Warrants") and (vii) 208,354 shares of Company Common Stock were reserved for issuance upon settlement of Other Class 3C Claims, as defined in the Company's plan of reorganization which was effected in 1990. Except as set forth above, at the close of business on August 15, 1996, no shares of capital stock or other voting securities of the Company were issued, reserved









                    for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than the Employee Stock Options (as defined in Section 5.06(a)) to receive shares of Company Common Stock on a deferred basis granted under the Stock Plans or otherwise. The Company Disclosure Schedule sets forth a complete and correct list, as of August 15, 1996, of the holders of all Employee Stock Options, the number of shares subject to each such option and the exercise prices thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans and the Company Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote; provided, however, that shares of the Company Class B Common Stock trade as a unit with the Junior Mortgage Notes and the holders of such shares are entitled to vote on the election of certain directors to the Board of Directors of the Company. Except as set forth above and except for the Company's obligation to issue shares of Company Class B Common Stock upon the issuance of additional Junior Mortgage Notes, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except for the provisions set forth in the Amended and Restated Certificate of Incorporation of the Company with respect to the redemption of the securities of the Company pursuant to the provisions of the New Jersey Casino Control Act and additional provisions regarding the redemption of shares of Company Class B Stock, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock









                    of the Company or any of its subsidiaries. There are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

                         (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.01(m)) with respect to the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under,
                    (i) the Amended and Restated Certificate of
                    Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) subject to the governmental filings and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or any of their respective properties or assets or
                    (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and
                    (iii), any such conflicts, violations, defaults, rights









                    or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company,
                    (y) impair the ability of the Company to perform its obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement or the Company Stockholder Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");
                    (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") relating to the Company Stockholders Meeting (as defined in Section 5.01(b)), and (B) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the approval by the New Jersey Casino Control Commission under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder; (4) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business;
                    (5) such filings with Governmental Entities as may be required to satisfy the applicable requirements of state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement;
                    (6) filings under the New Jersey Industrial Site Recovery Act; (7) the filing of International Capital Form S of the U.S. Department of the Treasury; and
                    (8) such filings with and approvals of the American Stock Exchange ("ASE") to permit the Units and the Junior Mortgage Notes to continue to be listed on the ASE.











                         (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents (as defined in Section 3.01(g)), and, except for liabilities and obligations incurred since June 30, 1996 in the ordinary course of business consistent with past practice, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a








                    consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

                         (f)  Information Supplied.  None of the
                    information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of Ordinary Shares in the Merger (the "Form F-4") will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

                         (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change (as defined in Section 8.03) in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock,
                    (iii) any split, combination or reclassification of any









                    of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other key employee of the Company or any of its subsidiaries of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice or as required under any employment agreement in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, or (y) any granting by the Company or any of its subsidiaries to any such executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreement in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (v) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on the Company, (vi) except insofar as may have been disclosed in the Filed SEC Documents or required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business or
                    (vii) any other action taken which would have constituted a breach of Section 4.01(a) (other than Section 4.01(a)(iii)) had it been in effect.

                         (h) Litigation. Except as disclosed in the Filed SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate could reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair the ability of the Company to perform its obligations under this Agreement in any material respect or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement or the Company Stockholder Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the










                    future would have, any effect referred to in clause (i), (ii) or (iii) above.

                         (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "Benefit Plans"). Without limiting the foregoing, except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan (as defined below), or in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined. Except as disclosed in the Filed SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

                         (j)  ERISA Compliance.  (i)  The Company
                    Disclosure Schedule contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan"), and each other plan arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained, contributed to or required to be maintained or contributed to by the Company, any of its subsidiaries or any other









                    person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c),
                    (m) or (o) of the Code (each, a "Commonly Controlled Entity") which is currently in effect for the benefit of any current or former employees, agents, officers, directors or independent contractors of the Company or any of its subsidiaries (collectively, "Benefit Plans"). None of the Benefit Plans, other than any Benefit Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), are subject to Title IV of ERISA. No Commonly Controlled Entity has, within the past five years prior to the date of this Agreement, maintained or contributed to a plan which was subject to Title IV of ERISA other than a Multiemployer Plan. The Company has delivered (or will deliver as soon as practicable after the date of execution of this Agreement) to Parent true, complete and correct copies of (w) each Benefit Plan (or, in the case of unwritten Benefit Plans, descriptions thereof), (x) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (z) each currently effective trust agreement, insurance or group annuity contract and each other funding or financing arrangement relating to any Benefit Plan.

                           (ii) Each Benefit Plan has been administered in material compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements. The Company has not received notice of any investigations by any governmental agency, termination proceedings or other claims (except routine claims for benefits payable under the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan.

                            (iii) Each Pension Plan that is intended to be a tax-qualified plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plan and related trust is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code;
                    no such determination letter has been revoked, and, to









                    the best knowledge of the Company, revocation has not been threatened; and such Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that would adversely affect its qualification. The Company has delivered (or will deliver as soon as practicable after the date of this Agreement) to Parent a copy of the most recent determination letter received with respect to each Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. No event has occurred that could subject any Pension Plan to tax under Section 511 of the Code.

                           (iv)  (1) Neither the Company nor any of its
                    subsidiaries has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) that involves the assets of any Benefit Plan that is reasonably likely to subject the Company, any of its subsidiaries, any employee of the Company or its subsidiaries or, to the best knowledge of the Company, a non-employee trustee, non-employee administrator or other non-employee fiduciary of any trust created under any Benefit Plan to the tax or penalty on prohibited trans-actions imposed by Section 4975 of the Code; and (2) none of the Company, any of its subsidiaries or, to the best knowledge of the Company, any non-employee trustee, non-employee administrator or other non-employee fiduciary of any Benefit Plan has breached the fiduciary duty provisions of ERISA or any other applicable law.

                         (v) No Commonly Controlled Entity has incurred any liability to a Pension Plan (other than for contributions not yet due to a Defined Benefit Plan and other than for the payment of premiums to the Pension Benefit Guaranty Corporation not yet due), which liability, to the extent currently due, has not been fully paid as of the date hereof or has not been accrued on the Company's financial statements.

                          (vi) No Commonly Controlled Entity has announced an intention to withdraw, but has not yet completed withdrawal, from a Multiemployer Plan; and no action has been taken by any Commonly Controlled Entity to withdraw from a Multiemployer Plan. The Company Disclosure Schedule also lists for each Benefit Plan that is a Multiemployer Plan either the Company's best estimate of the amount of withdrawal liability that









                    would be incurred if each Commonly Controlled Entity were to make a complete withdrawal from such plan as of the Closing Date and the amount of "unfunded vested benefits" (within the meaning of Section 4211 of ERISA) as of the end of the most recently completed plan year and as of the date of this Agreement or a statement of the number of employees of the Company and its Commonly Controlled Entities who are currently eligible to participate therein.

                           (vii) No Commonly Controlled Entity has withdrawn from any Multiemployer Plan where such withdrawal has resulted in any "withdrawal liability" (as defined in Section 4201 of ERISA) for which any Commonly
                    Controlled Entity has any liability which has not been fully paid.

                           (viii) Except as specifically provided in this Agreement, no employee of the Company or any of its subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan or under any employment, severance, termination or compensation agreement or as a result of the transactions contemplated by this Agreement.

                          (ix) Except as provided in this Agreement, no compensation payable by the Company or any of its subsidiaries to any of their employees under any existing contract, Benefit Plan or other employment arrangement or understanding would be subject to disallowance under Section 162(m) of the Code.

                         (k) Taxes. (i) The Company, each subsidiary of the Company, and each consolidated, combined or affiliated group of which the Company or any subsidiary of the Company is or has been a member, each has timely filed or caused to be filed, with the appropriate Taxing Authorities (as defined in Section 8.03), within the time and in the manner prescribed by law, all material consolidated and separate Tax Returns (as defined in Section 8.03) required to be filed by or on behalf of it and each such Tax Return was complete and correct in all material respects at the time of filing.

                         (ii)  All material Taxes (as defined in
                    Section 8.03) required to be shown on a consolidated or separate Tax return of the Company and each subsidiary









                    of the Company (collectively, "Covered Taxes") have been duly and timely paid.

                           (iii) No Liens for Taxes exist with respect to any assets or properties of the Company or any subsidiary of the Company, except for statutory Liens for Taxes not yet due.

                           (iv) No material Tax Returns with respect to Covered Taxes are under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any affiliate (as defined in Section 8.03) of the Company. Each material deficiency resulting from any audit or examination relating to Covered Taxes by any Taxing Authority has been paid, except for deficiencies being contested in good faith. No material issues were raised in writing by the relevant Taxing Authority during any audit or examination relating to Covered Taxes, and no issues relating to Covered Taxes which could reasonably be expected to have a material adverse effect on the Company during a Post-Closing Tax Period (as defined in Section 8.03) were raised in writing by any Taxing Authority during any audit or examination relating to other Taxes of the Company or any affiliate of the Company.

                              (v)  The Company Disclosure Schedule lists
                    each state, county, local, municipal or foreign jurisdiction in which the Company or any subsidiary of the Company files, has ever filed, is required to file or has been required to file a material Tax Return (other than a Tax Return with respect to which the applicable statute of limitations has expired).

                              (vi) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material amount of Covered Taxes and no power of attorney with respect to any material amount of Covered Taxes has been executed or filed with any Taxing Authority.

                              (vii)  The Company Disclosure Schedule lists
                    each non-federal consolidated, combined, unitary or affiliated group for purposes of filing Tax Returns or paying Taxes of which the Company or any subsidiary of the Company is or has been a member, the jurisdiction in which such consolidated, combined, unitary or









                    affiliated group has filed or has been required to file a Tax Return that includes the Company or any subsidiary of the Company, or the income, assets or activities of any subsidiary of the Company, and the parent corporation and/or other person that is or was responsible for filing such Tax Returns.

                              (viii) Each subsidiary of the Company has been included as a member of the consolidated group, within the meaning of Treas. Reg. Section 1.1502-1(h), of which the Company is the common parent for purposes of filing Federal tax returns for such consolidated group.

                               (ix) Neither the Company nor any subsidiary of the Company shall be required to include in a Post-Closing Tax Period a material amount of taxable income attributable to income that accrued in a Pre-Closing
                    Tax Period but was not recognized in any Pre-Closing
                    Tax Period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section
                    481 of the Code or comparable provisions of state, local or foreign Tax law.

                         (l) No Excess Parachute Payments. Except as provided in this Agreement, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                         (m) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock and, to the extent required under applicable law, the Company Class B Common Stock (voting as a separate class) at the Company Stockholders Meeting (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to









                    approve and adopt this Agreement and the transactions contemplated by this Agreement.

                         (n)  State Takeover Statutes.  The Board of
                    Directors of the Company has approved the terms of this Agreement and the Company Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Company Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement and the Company Stockholder Agreement the provisions of
                    Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Company Stockholder Agreement or any of the transactions contemplated by this Agreement or the Company Stockholder Agreement and no provision of the certificate of incorporation, by-laws or other governing instruments of the Company or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Parent or any of its subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and its subsidiaries that may be acquired or controlled directly or indirectly by Parent.

                         (o) Labor Matters. Neither the Company nor any of its subsidiaries is the subject of any suit, action or proceeding which is pending or, to the best knowledge of the Company, threatened, asserting that the Company or any of its subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any of its subsidiaries to bargain with any labor organization as to wages and conditions of employment, in any such case, that is reasonably expected to result in a material liability of the Company and its subsidiaries. No strike or other labor dispute involving the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, except for any such actual or threatened strike or other labor dispute arising after the date of this Agreement which, individually or in the aggregate, would not have a material adverse effect on the Company. To the best knowledge of the Company, there is no activity









                    involving any employees of the Company or any of its subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity, except for any such activity which would not have a material adverse effect on the Company.

                         (p)  Brokers.  No broker, investment banker,
                    financial advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Stockholder Agreements based upon arrangements made by or on behalf of the Company or any of its subsidiaries. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses may be payable and all indemnification and other agreements related to the engagement of the persons to whom such fees may be payable.

                         (q) Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the Company's stockholders from a financial point of view, a photocopy of which signed opinion has been delivered to Parent.

                         (r) Compliance with Applicable Laws. (i) Each of the Company and each of its subsidiaries has in effect all Federal, state and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company. Except as disclosed in the Filed SEC Documents, each of the Company and each of its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations, judgments, decrees and orders of any Governmental Entity, except for possible noncompliance that could not, individually or in the aggregate, reasonably be









                    expected to result in a material adverse effect on the Company.

                         (ii) Each of the Company and each of its
                    subsidiaries is in compliance with all applicable Gaming Laws, except for possible noncompliance that could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company. The term "Gaming Laws" means, with respect to any person, any Federal, state or local statute, law, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of such person and its subsidiaries, including the New Jersey Casino Control Act and the rules and regulations promulgated thereunder.

                         (iii) Neither the Company nor any subsidiary of
                    the Company nor any director or officer of the Company or any subsidiary of the Company has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity since May 3, 1994 (the "Consummation Date"), asserting that a license of it or them, as applicable, under any Gaming Laws should be revoked or suspended.

                         (iv) Each of the Company and its subsidiaries is, and has been, and each of the Company's former subsidiaries, while a subsidiary of the Company, was in compliance with all applicable Environmental Laws, except for possible noncompliance that could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. The term "Environmental Laws" means any
                    Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or authorization relating to: (A) Releases (as defined in 42 U.S.C. Section 9601(22)) or threatened Releases of Hazardous Materials (as hereinafter defined) into the natural environment or workplace, (B) the generation, treatment, storage, disposal, use, handling, management, manufacturing, transportation or shipment of, or exposure to, a Hazardous Material or (C) the preservation of, or the encroachment on, the natural environment (including the Federal Water Pollution Control Act, the New Jersey










                    Freshwater Wetlands Act and the New Jersey Coastal Area Facilities Review Act).

                         (v) Neither the Company nor any subsidiary of the Company has received any claim, demand, notice, complaint, court order, administrative order or request for information from any Governmental Entity or private party in the past five years, alleging violation of, or asserting any noncompliance with or liability under or potential liability under, any Environmental Laws which violation, noncompliance or liability could, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company.

                         (vi) During the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Materials in, on, under or affecting such properties and none of the Company or its subsidiaries have disposed of any Hazardous Materials or any other substance in a manner that has led, or could reasonably be anticipated to lead to a Release except in each case for those Releases which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, to the best knowledge of the Company, no Hazardous Materials were generated, treated, stored, disposed of, used, handled, managed or manufactured at or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no Releases of Hazardous Materials in, on, under or affecting any such property or any surrounding site, except in each case for those actions or omissions which individually or in the aggregate would not be reasonably likely to have a material adverse effect on the Company. The term "Hazardous Material" means (1) hazardous or toxic substances or wastes as defined under any Environmental Law, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof,
                    (4) asbestos and/or asbestos-containing material or (5) polychlorinated biphenyls (PCBs) or materials containing PCBs and any material regulated as a medical waste or infectious waste.










                         (vii) To the Company's knowledge, there are no underground storage tanks or asbestos-containing materials located in, at or under any of the facilities or real property owned, leased or operated by the Company or any subsidiary of the Company, the presence of which could, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company.

                         (viii) The Company Disclosure Schedule identifies the most current environmental audits, assessments or studies completed within the last five years that are in the possession of the Company or any subsidiary of the Company with respect to the material facilities or real property owned, leased or operated by the Company or any subsidiary of the Company. The Company has furnished to Parent complete and correct copies of all such audits, assessments and studies.

                         (s) Contracts; Debt Instruments. (i) Except for this Agreement and as disclosed in the Filed SEC Documents, there are no contracts or agreements that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company.

                           (ii) Set forth on the Company Disclosure Schedule is (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and (y) the respective principal amounts currently outstanding thereunder. For purposes of this Agreement, "indebtedness" shall mean, with









                    respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, or upon which interest charges are customarily paid, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
                    (C) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (D) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for materials, inventory, services and supplies incurred in the ordinary course of such person's business), (E) all capitalized lease obligations of such person, (F) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed,
                    (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

                         (t) Intellectual Property. The Company and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company or any of its subsidiaries.
                    The Company Disclosure Schedule sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company or any of its subsidiaries. Except as set forth in the Company Disclosure Schedule, no claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, except as set forth in the Company Disclosure Schedule, no person is infringing the rights of the Company or any of its










                    subsidiaries with respect to any Intellectual Property
                    Right.

                         (u) Title to Properties; Assets Other than Real Property Interests. (i) The Company Disclosure Schedule sets forth a complete list of all real property and interests in real property owned or leased by the Company or any of its subsidiaries and indicates whether such property is owned or leased (each such owned property, an "Owned Property" and each such leased property, a "Leased Property", and collectively, the "Real Property"). Except as set forth in the Company Disclosure Schedule, the Company or one of its subsidiaries has good and marketable title to each Owned Property, or a valid leasehold interest in each Leased Property, in each case free and clear of all liens (as defined in Section 8.03), except for easements, covenants, or restrictions of record that, individually or in the aggregate, do not and will not materially interfere with its ability to conduct its business at such Real Property as currently conducted. Except as set forth in the Company Disclosure Schedule, each of the lessors (under each such lease) and the Company or its subsidiary, as the case may be has complied in all respects with the terms of all leases relating to the Leased Property, except for any such noncompliance that, individually or in the aggregate, does not and will not materially interfere with its ability to conduct its business at such Leased Property as currently conducted, and there are no defaults thereunder, or conditions that if left unchanged could result in a default thereunder, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such leases.

                         (ii)  Each of the Company and each of its
                    subsidiaries has good and valid title to all its properties and assets, in each case free and clear of all Liens, except (A) mechanics', carriers', workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business, (B) Liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (C) Liens for taxes which are not due and payable or which may thereafter be paid without penalty, (D) Liens which secure debt that is reflected as a liability on the balance sheet of the Company and its consolidated subsidiaries as of June 30, 1996,









                    contained in the Filed SEC Documents and the existence of which is indicated in the notes thereto and
                    (E) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and its subsidiaries. This paragraph (ii) does not relate to Real Property or interests in Real Property, such items being the subject of paragraph (i) above.

                         (v) Insurance. Since the Consummation Date, the Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and since the Consummation Date each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or its subsidiaries or any of any properties owned, occupied or controlled by the Company or its subsidiaries, in such amount as reasonably deemed necessary by the Company or its subsidiaries.

                         (w)  Additional Real Estate Representations.
                    (i) The occupancies and uses of the Real Property identified as "Material Real Property" in
                    Section 3.01(w) of the Company Disclosure Schedule (the "Material Real Property"), as well as the development, construction, management, maintenance, servicing and operation of such Real Property, comply in all material respects with all applicable laws, ordinances, rules, regulations, orders and requirements of all Governmental Entities having jurisdiction and are not in violation of any thereof in any manner reasonably likely, individually or in the aggregate, to have a material adverse effect on the use, value or operation of the Real Property to which it relates; and the certificate(s) of occupancy, if required by applicable law, and all other licenses and permits required by law for the proper use and operation of such Real Property are in full force and effect. All approvals, consents, permits, utility installations and connections, curb cuts and street openings required for the development,









                    construction, maintenance, operation and servicing of the Material Real Property as currently used by the Company have been granted, effected, or performed and completed (as the case may be), and all fees and charges therefor have been fully paid. Neither the Company nor any subsidiary of the Company has received written notice of any violations, suits, orders, decrees or judgments relating to the violation of any applicable law, ordinance, rule or regulation relating to zoning, building use and occupancy, traffic, fire, health, sanitation, air pollution, ecological, environmental or other laws or regulations, against, or with respect to, the Material Real Property.

                         (ii) There is access between each Owned Property or Leased Property and public roads adequate to serve the Company's current use of each such Real Property and there are no pending or, to the Company's knowledge, threatened proceedings that could have the effect of impairing or restricting such access in any material respect. There are sufficient parking spaces on Material Real Property as currently used to comply with all applicable provisions of any agreements to which such Real Property is subject, local zoning requirements and all other applicable laws and governmental requirements. The material improvements upon the Material Real Property contain no asbestos and the roof, foundation, sprinkler mains, structural, mechanical and HVAC systems and masonry walls in any of the material improvements upon the Material Real Property are in good working condition and order and no significant repairs thereof are required, and all periodic maintenance has been done and is being done which is consistent with commercially reasonable maintenance standards for real property of similar size and age in the vicinity of such Real Property.

                          (iii) This Section 3.01(w) does not relate to
                    Environmental Laws, such items being the subject of
                    Section 3.01(r) above.

                         SECTION 3.02. Representations and Warranties of Parent and Sub. Except as set forth with respect to a specifically identified representation and warranty on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the












                    "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

                         (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Articles of Association and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

                         (b) Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of 250,000,000 Ordinary Shares and 100,000,000 preference shares, par value $.001 per share ("Preference Shares"). At the close of business on August 15, 1996, (i) 29,051,842 Ordinary Shares were issued and outstanding, (ii) no Preference Shares were issued and outstanding, (iii) no Ordinary Shares were held by Parent in its treasury and (iv) 2,000,000 Ordinary Shares were reserved for issuance pursuant to Parent's Stock Option Plan (the "Parent Stock Plan"). Except as set forth above, at the close of business on August 15, 1996, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above or as otherwise contemplated by this Agreement, as of the date of this










                    Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                         (c) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Shareholder Approval (as defined in Section 3.02(g)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Parent and Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject, in the case of Parent, to the Parent Shareholder Approval. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any of Parent's other subsidiaries under, (i) the Articles of Association or By-laws of Parent or the comparable charter or









                    organizational documents of Sub or any such other subsidiary, (ii) subject to the governmental filings and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or such other subsidiary or any of their respective properties or assets or
                    (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or such other subsidiary or any of their respective properties or assets, other than, in the case of clauses (ii) and
                    (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent,
                    (y) impair the ability of Parent and Sub to perform their respective obligations under this Agreement in any material respect or (z) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement or the Parent Stockholder Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent or Sub in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for
                    (1) the filing of a premerger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of the Form F-4 and the filing or furnishing with or to the SEC of such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement, the Stockholder Agreements and the transactions contemplated by this Agreement and the Stockholder Agreements; (3) the approval by the New Jersey Casino Control Commission under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder; (4) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (5) such filings with Governmental Entities as may be required to satisfy the applicable requirements of state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement; (6) such filings with









                    and approvals of the NYSE and the ASE to permit the Ordinary Shares that are to be issued in the Merger and under the Stock Plans to be listed on the NYSE and the Units to continue to be listed on the ASE; (7) Form BE-13 and related forms to be filed with the U.S. Department of Commerce; and (8) such filings and approvals as may be required solely by reason of the Company's (as opposed to any third party's) participation in the transactions contemplated by this Agreement.

                         (d) SEC Documents. Parent has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since January 1, 1995 (including any Reports on Form 6-K, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows









                    for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents (as defined in Section 3.02(f)), and except for liabilities and obligations incurred since March 31, 1996, in the ordinary course of business consistent with past practice, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Parent.

                         (e)  Information Supplied.  None of the
                    information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to Company stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form F-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Form F-4 based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

                         (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents filed (or furnished to the SEC) and publicly available prior to the date of this Agreement (the "Filed Parent SEC










                    Documents"), since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Parent, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on Parent.

                         (g) Voting Requirements. The affirmative vote at the Parent Shareholders Meeting (as defined in
                    Section 5.01(c)) of the holders of a majority of the voting power of the outstanding Ordinary Shares entitled to vote generally in an annual election of directors (the "Parent Shareholder Approval") is the only vote of the holders of any class or series of Parent's capital stock necessary to approve and adopt the amendments to Parent's Articles of Association that are necessary to comply with the New Jersey Casino Control Act and no other vote of holders of any class or series of Parent's capital stock is necessary to approve the transactions contemplated by this Agreement.

                         (h)  Brokers.  No broker, investment banker,
                    financial advisor or other person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finders, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement or the Stockholder Agreements based upon arrangements made by or on behalf of Parent or Sub.

                         (i) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

                         (j) Permits. To the actual knowledge of Parent, there is no fact or circumstance which would reasonably be expected to prevent or materially delay the obtaining of any consent or approval by Parent which is









                    required to be obtained by Parent in connection with this Agreement. The Parent Disclosure Schedule identifies the filings made by Parent with the New Jersey Casino Control Commission as of the date hereof in connection with its licensing efforts in New Jersey.

                         (k) Litigation. Except as disclosed in the Filed Parent SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that individually or in the aggregate could reasonably be expected to (i) have a material adverse effect on Parent, (ii) impair the ability of Parent to perform its obligations under this Agreement in any material respect or (iii) delay in any material respect or prevent the consummation of any of the transactions contemplated by this Agreement or the Parent Stockholder Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any effect referred to in clause (i), (ii) or (iii) above.

                         (l) Compliance with Applicable Laws. (i) Each of Parent and each of its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Parent. Except as disclosed in the Filed Parent SEC Documents, each of Parent and each of its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations, judgments, decrees and orders of any Governmental Entity, except for possible noncompliance that could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Parent.

                         (ii) Each of Parent and each of its subsidiaries
                    is in compliance with all applicable Gaming Laws, except for possible noncompliance that could not, individually or in the aggregate, reasonably be










                    expected to result in a material adverse effect on Parent.

                         (iii) Neither Parent nor any subsidiary of Parent
                    nor any director or officer of Parent or any subsidiary of Parent has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity since the Consummation Date, asserting that a license of it or them, as applicable, under any Gaming Laws should be revoked or suspended.


                                        ARTICLE IV

                         Covenants Relating to Conduct of Business

                         SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time without the prior consent of Parent, the Company shall not, and shall not permit any of its subsidiaries to:

                         (i) (x) declare, set aside or pay any dividends
                    on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof









                    or any rights, warrants or options to acquire any such shares or other securities;

                         (ii) issue, deliver, sell, pledge or otherwise
                    encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including, subject to Section 5.16, any of the Units that are owned by the Company or by any subsidiary of the Company (other than the issuance of Company Common Stock upon the exercise of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms);

                          (iii) amend its certificate of incorporation,
                    by-laws or other comparable charter or organizational documents;

                          (iv) acquire or agree to acquire (x) by merging or
                    consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, or (y) any assets that individually or in the aggregate are material to the Company and its subsidiaries taken as a whole;

                         (v) sell, lease, license, mortgage or otherwise
                    encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

                         (vi) (x) issue any additional Junior Mortgage
                    Notes, (y) except as set forth in Section 4.01(a) of the Company Disclosure Schedule, incur any indebtedness or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

                         (vii) make or agree to make any capital expenditure
                    except for (A) capital expenditures in respect of projects other than the Chalfonte Project (as defined in Section 4.01(a) of the Company Disclosure Schedule) as set forth in the Company's capital expenditure budget for 1996 delivered to Parent prior to the date









                    of this Agreement, and in the case of capital expenditures for 1997, in accordance with the Company's capital expenditure budget for 1997, which shall be prepared on a reasonable basis consistent with such 1996 budget, and (B) capital expenditures in respect of the Chalfonte Project (other than the Chalfonte Garage (as defined in Section 5.18) and other than capital expenditures for work completed on the Chalfonte Project prior to the date of this Agreement but not yet paid for by the Company as set forth in Section 4.01(a) of the Company Disclosure Schedule) during the times and in the amounts set forth below:

                         (w) from September 1, to September 30, 1996, up to $900,000.00; (x) from October 1, to October 31, 1996, up to $800,000.00; (y) from November 1, to
                         November 30, 1996, up to $700,000.00; from
                         December 1, to December 31, 1996, up to
                         $600,000.00; and during each calendar month in 1997, up to $600,000.00;

                         (viii) make any material Tax election or settle or
                    compromise any material Tax liability;

                         (ix) except in the ordinary course of business or
                    except as would not reasonably be expected to have a material adverse effect on the Company, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                         (x) pay, discharge or satisfy any claims, liabili-
                    ties or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred after the date of such financial statements in the ordinary course of business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;










                         (xi) make any material change to its accounting
                    methods, principles or practices, except as may be required by generally accepted accounting principles; or

                         (xii) except as required to comply with applicable
                    law and as disclosed in Section 4.01(a) of the Company Disclosure Schedule, (v) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (w) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (x) pay any benefit not provided for under any Benefit Plan, (y) except as permitted in clause (w), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (z) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan); or

                         (xiii) authorize, or commit or agree to take, any
                    of the foregoing actions.

                    (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

                         (i) (x) declare, set aside or pay any dividends
                    on, or make any other distributions in respect of, the Ordinary Shares or (y) split, combine or reclassify the Ordinary Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for the Ordinary Shares; or

                         (ii) authorize, or commit or agree to take, any of
                    the foregoing actions.

                    (c) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries









               to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or
               (iii) any of the conditions set forth in Article VI not being satisfied, except actions expressly permitted by
               Section 4.02 that could have the effect specified in clause (iii) of this sentence.

                    (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of
               (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any change or event having, or which, insofar as can reasonably be foreseen, would have, a material adverse effect on such party and its subsidiaries taken as a whole or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                         SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of any takeover proposal (as defined in Section 8.03) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that if, at any time prior to the receipt of the Company Stockholder Approval, in the opinion of the Board of Directors of the Company after consultation with outside counsel, such failure to so act would be inconsistent with its fiduciary duties to the Company's stockholders under









               applicable law, the Company may, in response to an unsolicited takeover proposal, and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company pursuant to a customary confidentiality agreement to any person making such proposal and
               (y) participate in negotiations regarding such proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of its subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.02(a) by the Company.

                         (b) Except as set forth in this Section 4.02(b), neither the Board of Directors of the Company nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger,
               (y) approve or recommend or propose to approve or recommend, any takeover proposal or (z) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, if in the opinion of the Board of Directors of the Company, after consultation with outside counsel, failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the terms of this and the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a competitive proposal (as defined in Section 8.03), or enter into an agreement with respect to a competitive proposal, in each case at any time after the second business day following Parent's receipt of written notice (a "Notice of Competitive Proposal") advising Parent that the Board of Directors of the Company has received a competitive proposal, specifying the material terms and conditions of such competitive proposal and identifying the person making such competitive proposal; provided that the Company shall not enter into an agreement with respect to a competitive proposal unless the Company shall have furnished Parent with written notice no later than 12:00 noon two business days in advance of any date that it intends to enter into such agreement. In addition, if the Company proposes to enter into an agreement with respect to any takeover proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to











               Parent the Expenses and the Termination Fee (each as defined in Section 5.09(b)).

                         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent of any request for information or of any takeover proposal, the identity of the person making any such request or takeover proposal and all the material terms and conditions thereof. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or takeover proposal.


                                         ARTICLE V

                                   Additional Agreements

                         SECTION 5.01. Preparation of the Form F-4 and the Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form F-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders, and Parent will use all reasonable efforts to cause an appropriate proxy or information statement to be mailed to Parent's shareholders, in each case as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Each of the Company and Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Ordinary Shares in the Merger and under the Stock Plans and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Stock Plans as may be reasonably requested in connection with any such action.

                         (b) The Company will, as soon as practicable following the date of this Agreement, duly call, give notice









               of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this
               Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal. The Company will, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, except to the extent that the Board of Directors of the Company shall have withdrawn its recommendation of this Agreement or the Merger as permitted by Section 4.02(b).

                         (c) Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Parent Shareholders Meeting") for the purpose of obtaining the Parent Shareholder Approval. Parent will, through its Board of Directors, recommend to its shareholders the approval and adoption of the amendments to its Articles of Association to add such provisions as may be necessary to comply with the New Jersey Casino Control Act as a result of consummation of the transactions contemplated by this Agreement.

                         (d) The Company and Parent will use reasonable efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting as soon as practicable after the date hereof.

                         (e) As of the date which is two business days prior to the date on which the Form F-4 is to become effective under the Securities Act, if Parent and the Company shall have reasonably concluded, based upon the advice of their respective proxy solicitation firms and other relevant facts and circumstances, that it is reasonably likely that any approval of the holders of Company Class B Common Stock that may be required under applicable law in connection with the transactions contemplated by this Agreement will not be obtained at the Company Stockholders Meeting, then, at the written request of the Company delivered to Parent on such date, Parent shall exercise the DD Option; provided, that Parent shall not be obligated to exercise the DD Option if it is reasonably likely that such exercise would result in a material adverse effect on Parent.











                         SECTION 5.02.  Letters of the Company's
               Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and a letter of Ernst & Young LLP dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                         SECTION 5.03. Letters of Parent's Accountants. Parent shall use all reasonable efforts to cause to be delivered to the Company letters of Arthur Andersen, LLP, Arthur Andersen, chartered accountants, and Ernst & Young LLP, Parent's independent public accountants for the relevant periods prior to the date hereof, dated a date within two business days before the date on which the Form F-4 shall become effective and letters of Arthur Andersen, LLP, Arthur Andersen, chartered accountants and Ernst & Young LLP dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                         SECTION 5.04.  Access to Information;
               Confidentiality. Subject to the Confidentiality Agreement (as defined below), the Company shall, and shall cause each of its subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all their properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent will hold, and will cause officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance









               with the terms of the Confidentiality Agreement dated as of August 9, 1996, between Parent and the Company (the "Confidentiality Agreement").

                         SECTION 5.05. Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreements, including (i) in the case of Parent,
               (1) the obtaining of all necessary approvals by the New Jersey Casino Control Commission under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder required in connection with the Merger and this Agreement, (2) promptly filing a petition requesting "Interim Casino Authorization" pursuant to NJSA 5:12-95.12 et seq. (the "ICA Petition"), and (3) not withdrawing the ICA Petition or Parent's and Sub's application to the New Jersey Casino Control Commission for a permanent license under the New Jersey Casino Control Act, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from other Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, such as those referred to in Sections 3.01(d)(1)-(8) and 3.02(c)(1)-(8)) and the
               taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Stockholder Agreements or the consummation of the transactions contemplated by this Agreement or the Stockholder Agreements, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Stockholder Agreements; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely (x) to be materially









               burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement or the Stockholder Agreements so as to render inadvisable the consummation of the Merger or (y) in the case of Parent, to result in the imposition of a condition or restriction of the type referred to in clause (ii), (iii), (iv) or (v) of Section 6.02(d);

                         (b) In connection with and without limiting the foregoing, the Company and its Board of Directors shall
               (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Company Stockholder Agreement or any of the other transactions contemplated by this Agreement or the Company Stockholder Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Company Stockholder Agreement or any other transaction contemplated by this Agreement or the Company Stockholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreements may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreements and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Company Stockholder Agreement.

                         SECTION 5.06. Stock Options; Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                         (i) adjust the terms of all outstanding
                    (x) employee and director stock options to purchase shares of Company Common Stock ("Employee Stock Options") granted under the Company's Stock Option Plan, as amended and restated through the date hereof, (the "Stock Plans") whether vested or unvested, as necessary to provide that, at the Effective Time, each Employee Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Employee Stock Option,









                    including vesting (and, where applicable under the terms of such Employee Stock Option, accelerated vesting) and the rights of the holder under the terms of such Employee Stock Option, the same number of Ordinary Shares as the holder of such Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Employee Stock Option in full immediately prior to the Effective Time (the "Deemed Parent Share Amount"), at a price per Ordinary Share equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Employee Stock Option divided by (B) the aggregate Deemed Parent Share Amount with respect to such Employee Stock Option (each, as so adjusted, an "Adjusted Option"); provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code; and

                         (ii) subject to the consent of Parent, such consent
                    not to be unreasonably withheld, make such other changes to the Stock Plans as the Company and Parent may determine appropriate to give effect to the Merger.

                         (b) The provisions in the Stock Plans and any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its best efforts to ensure that following the Effective Time no holder of an Employee Stock Option or any participant in any Stock Plan shall have any right thereunder to acquire any capital stock of the Company or Parent, except as provided in Section 5.06(a).

                         (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Stock Plans and the agreements evidencing the grants of such Employee Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger and the









               provisions of paragraphs (a)(ii) and (f) of this
               Section 5.06). Parent shall comply with the terms of the Stock Plans and ensure, to the extent required by, and subject to the provisions of, the Stock Plans, that the Employee Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

                         (d)  Parent shall take such actions as are
               reasonably necessary for the assumption of the Stock Plans of the Company pursuant to Section 5.06(a), including the reservation, issuance and listing of Ordinary Shares as is necessary to effectuate the transactions contemplated by
               Section 5.06(a). As soon as reasonably practicable after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to Ordinary Shares subject to Employee Stock Options and shall use its best efforts to maintain the effectiveness of a registration statement or registration statements covering such Employee Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Employee Stock Options remain outstanding.

                         (e) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms and the terms of the related Stock Plan by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Stock Plan.

                         (f) All restrictions or limitations on transfer and vesting with respect to Employee Stock Options awarded under the Stock Plans, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

                         (g)  At the Effective Time, the Surviving
               Corporation shall assume the due and punctual observance and performance of the covenants and conditions of the Company Warrants pursuant to Section 3.1(i) thereof (as in effect on the date hereof).

                         SECTION 5.07. Benefit Plans. Except as provided in Section 5.06, Parent currently intends to cause the Surviving Corporation to maintain for a period of two years









               after the Effective Time employee benefit plans, programs and policies for the employees of the Company and its subsidiaries which, in the aggregate, provide benefits that are no less favorable to those provided to them under such plans, programs and policies on the date hereof.

                         SECTION 5.08. Indemnification and Insurance. Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable charter or organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the Effective Time. Parent will cause to be maintained for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time ("D&O Insurance") for all persons who are directors and officers of the Company on the date of this Agreement, so long as the annual premium for such D&O Insurance is not in excess of 150% of the last annual premium paid prior to the date of this Agreement (the amount equal to such percentage of such last annual premium, the "Maximum Premium"); provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms thereof are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. Parent and the Company agree that an annual premium in excess of the Maximum Premium would not be presumed to be reasonable and acceptable in accordance with Article V, Section I of the Amended and Restated Certificate of Incorporation of the Company. If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, Parent will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered persons than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $1,297,500.

                         SECTION 5.09. Fees and Expenses. (a) Except as provided below in this Section 5.09, all fees and expenses









               incurred in connection with the Merger, this Agreement, the Stockholder Agreements and the transactions contemplated by this Agreement and the Stockholder Agreements shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form F-4, the Proxy Statement and Parent's proxy or information statement referred to in
               Section 5.01(a).

                         (b) The Company shall pay, or cause to be paid, in same day funds to Parent the sum of (x) all of Parent's reasonably documented out-of-pocket expenses in an amount up to but not to exceed $940,000.00 (the "Expenses") and
               (y) $9,400,000.00 (the "Termination Fee") upon demand if
               (i) Parent or Sub terminates this Agreement under
               Section 7.01(f); provided, however, that Parent shall be entitled to only the Expenses where Parent or Sub terminates this Agreement under Section 7.01(f)(i) or (iii); provided further, however, that if the Company subsequently consummates or enters into an agreement relating to a competitive proposal within 12 months of such termination, the Company shall also pay to Parent the Termination Fee,
               (ii) the Company terminates this Agreement pursuant to
               Section 7.01(c) or (iii) prior to any termination of this Agreement, a takeover proposal shall have been made and within 12 months of such termination, a transaction constituting a takeover proposal is consummated or the Company enters into an agreement with respect to, or approves or recommends a takeover proposal. The amount of Expenses so payable shall be the amount set forth in an estimate delivered by Parent, subject to upward or downward adjustment (not to be in excess of the amount set forth in clause (x) above) upon delivery of reasonable documentation therefor.

                         (c) Unless Parent and the Company shall have reached the agreement described in Section 5.18, Parent shall pay, or cause to be paid, an amount equal to the ICA Amount (as defined below), in same day funds to the Company upon demand, if the Company or Parent terminates this Agreement under Section 7.01(d) or Section 7.01(e). "ICA Amount" shall mean $9,400,000.00 minus the aggregate capital expenditures made by the Company in respect of the Chalfonte Project from the date hereof to the date of such termination (other than capital expenditures for work completed on the Chalfonte Project prior to the date of this Agreement but









               not yet paid for by the Company as set forth in
               Section 4.01(a) of the Company Disclosure Schedule).

                         SECTION 5.10. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon any press release or other public statements with respect to the transactions contemplated by this Agreement or the Stockholder Agreements, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholder Agreements shall be in the form heretofore agreed to by the parties.

                         SECTION 5.11. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B. The Company shall not register, and shall instruct its transfer agent not to register, the transfer of any certificate representing Company Common Stock owned of record or beneficially by any Company Significant Stockholder, unless such transfer is made in compliance with the terms of the Company Stockholder Agreement.

                         SECTION 5.12. NYSE Listing. Parent shall use all reasonable efforts to cause the Ordinary Shares to be issued in the Merger as part of the Merger Consideration, upon exercise of Company Warrants and under the Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                         SECTION 5.13.  Stockholder Litigation.  The
               Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided,









               however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

                         SECTION 5.14.  Title Policies; Title Insurance.
               At Parent's request and expense, as soon as reasonably practicable, the Company shall deliver to Parent, with respect to each parcel of Material Real Property, a policy of title insurance insuring that the Company is the owner in fee simple or of a valid and subsisting leasehold estate, as applicable, in each parcel of Material Real Property, and its related improvements and fixtures in an amount not less than the current fair market value of such Real Property which policy shall (i) be issued by a title company acceptable to Parent, (ii) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Parent, (iii) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, and where opinions customarily are given with respect to such matters, reasonably acceptable opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be acceptable to Parent, as shall be required by Parent (including endorsements or opinion letters on matters relating to nonimputation, public road access, contiguity (where appropriate), survey and so-called comprehensive coverage over covenants and restrictions),
               (iv) contain only such exceptions to title as are permitted by Section 3.01(u) and (w) be effective on the Closing Date.

                         SECTION 5.15. Surveys. At Parent's request and expense, the Company shall provide in respect of the Material Real Property, as soon as reasonably practicable, surveys (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Real Property is located (ii) dated not earlier than 30 days prior to the date of delivery thereof, (iii) certified by the surveyor in a manner reasonably acceptable to Parent and (iv) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey.

                         SECTION 5.16. Class B Option. (a) The Company hereby grants to Parent an unconditional, irrevocable option to purchase, at any time or from time to time during the term of this Agreement, any or all of the Units that are









               owned by the Company or by any subsidiary of the Company at the time or times of exercise of such option by Parent at a purchase price equal to the per unit closing price of such Units on the ASE Transaction List (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source) for the trading day immediately preceding the exercise date (the "Class B Option").

                         (b) The Class B Option may be exercised at any time or from time to time by Parent (or its designee which must be a direct or indirect wholly owned subsidiary of Parent), by delivery of written notice to the Company of such exercise, specifying the number of Units to be purchased and the place, time and date of the closing of such purchase. At such closing, the Company shall (or shall cause its subsidiary to) deliver to Parent or such designee a certificate or certificates evidencing all of the Units to be purchased, duly endorsed in blank or accompanied by an assignment duly endorsed in blank in proper form for transfer, against delivery by Parent or such designee of the aggregate purchase price for such Units, by wire transfer of same day funds to the account designated in writing by the Company.

                         (c) In the event that Parent shall exercise the Class B Option and this Agreement shall thereafter be terminated, Parent shall promptly thereafter execute and deliver to the Company an agreement, in form and substance reasonably satisfactory to Parent and the Company, to vote any Company Class B Common Stock directly or indirectly owned by Parent (i) in any election of directors in accordance with the recommendation of the Board of Directors of the Company and (ii) at the Company's request, in favor of any proposed amendment to the Company's certificate of incorporation and by-laws necessary to eliminate the Company Class B Common Stock or to eliminate the Class B Directors.

                         SECTION 5.17. Amendments to Junior Mortgage Notes Indenture. The Company hereby agrees to enter into any amendments to the indenture relating to the Junior Mortgage Notes as may be reasonably required in connection with the Merger and the transactions contemplated by this Agreement.

                         SECTION 5.18. Chalfonte Project Parking Garage. During the 60-day period following the date hereof, Parent and the Company shall use all reasonable efforts to reach mutual agreement on the site for the parking garage in respect of the Chalfonte Project (the "Chalfonte Garage"),









               and the budget, schedule and specifications for the construction of the Chalfonte Garage.

                         SECTION 5.19. Supplemental Indenture. As soon as practicable on or after the Closing Date, Parent will cause the Surviving Corporation to execute and deliver the supplemental indenture required pursuant to
               Section 6.01(a)(1) of the Indenture dated as of September 14, 1990, among Resorts International, Inc., as issuer and Bank of New York, as trustee, with respect to $105,333,000 First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000.

                         SECTION 5.20.  ICA Election.  If the relief
               requested by the ICA Petition shall not have been granted by January 31, 1997, the Company shall be entitled to elect to proceed with the construction of a parking garage in respect of the Chalfonte Project (the "ICA Election"), on such site and under such budget, schedule and specifications for the construction of such parking garage as the Company shall reasonably determine, and to make capital expenditures in connection therewith.


                                        ARTICLE VI

                                   Conditions Precedent

                         SECTION 6.01.  Conditions to Each Party's
               Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                         (a)  Company Stockholder Approval and Parent
                    Shareholder Approval. The Company Stockholder Approval and the Parent Shareholder Approval shall have been obtained.

                         (b)  HSR Act.  The waiting period (and any
                    extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                         (c) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced









                    or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

                         (d) Form F-4. The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                         (e) NYSE and ASE Listings. The Ordinary Shares issuable to the Company's stockholders pursuant to this Agreement, upon exercise of Company Warrants and under the Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance, and the Units shall continue to be approved for listing on the ASE.

                         SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to satisfaction or waiver of the following conditions:

                         (a) Representations and Warranties. The repre-sentations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                         (c) Letters from Company Affiliates. Parent shall have received from each person identified in the









                    letter referred to in Section 5.11 an executed copy of an agreement substantially in the form attached as Exhibit B.

                         (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, or any suit, action or proceeding by any other person which has a reasonable likelihood of success, in each case (i) challenging the acquisition by Parent or Sub of any shares of capital stock of the Company or the Surviving Corporation, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Agreements or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Agreements, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Company or the Surviving Corporation, including the right to vote the Company Common Stock, or common stock of the Surviving Corporation, on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries or
                    (v) which otherwise could reasonably be expected to have a material adverse effect on the Company or Parent. In addition, there shall not be any statute, rule, regulation, judgment or order enacted, entered, enforced or promulgated that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (ii) through (iv) above.











                         (e) Consents, Approvals and Authorizations, etc. All consents, approvals, orders or authorizations of any Governmental Entity, including approvals by the New Jersey Casino Control Commission under the
                    New Jersey Casino Control Act and the rules and regulations promulgated thereunder and approvals under the New Jersey Industrial Site Recovery Act, required in connection with the Merger or this Agreement or the Stockholder Agreements or the consummation of any of the transactions contemplated by this Agreement or the Stockholder Agreements shall have been obtained and shall be in full force and effect without the imposition of any conditions or restrictions of the type referred to in Section 6.02(d) (ii), (iii) or
                    (iv), it being understood that receipt of the relief requested by the ICA Petition shall not satisfy this condition insofar as this condition relates to approvals under the New Jersey Casino Control Act.

                         (f) Tax Opinions. Parent shall have received from Cravath, Swaine & Moore, counsel to Parent, on the date of the Proxy Statement and on the Closing Date opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of
                    Section 368(b) of the Code. In rendering such opinions, counsel for Parent shall be entitled to rely upon representations of officers of Parent, Sub and the Company reasonably satisfactory in form and substance to such counsel.

                         (g) Blue Sky. Parent shall have received all state securities or "blue sky" authorizations necessary to issue the Ordinary Shares issuable pursuant to this Agreement.

                         SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                         (a) Representations and Warranties. The repre-sentations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and









                    warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                         (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

                         (c)  Tax Opinions.  The Company shall have
                    received from Gibson, Dunn & Crutcher, counsel to the Company, on the date of the Proxy Statement and on the Closing Date opinions, in each case dated as of such respective dates and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of
                    Section 368(b) of the Code. In rendering such opinions, counsel for the Company shall be entitled to rely upon representations of officers of Parent, Sub and the Company reasonably satisfactory in form and substance to such counsel.


                                        ARTICLE VII

                             Termination, Amendment and Waiver

                         SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval:

                         (a) by mutual written consent of Parent, Sub and
                    the Company; or

                         (b) by either Parent or the Company:











                              (i) if, upon a vote at a duly held Company
                         Stockholders Meeting or any adjournment thereof at which the Company Stockholder Approval shall have been voted upon, the Company Stockholder Approval shall not have been obtained;

                               (ii) if the Merger shall not have been
                         consummated on or before June 30, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, injunction, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Company Stockholders Meeting or the Parent Shareholders Meeting;

                                (iii) if any Governmental Entity shall have
                         issued an order, injunction, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, injunction, decree, ruling or other action shall have become final and nonappealable; or

                                 (iv) in the event of a breach by the other
                         party of any representation, warranty, covenant or other agreement contained in this Agreement which
                         (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b) or
                         Section 6.03(a) or (b), as applicable, and
                         (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement);

                         (c) by the Company in connection with entering
                    into a definitive agreement in accordance with
                    Section 4.02(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee and the Expenses;










                         (d) by either Parent or the Company if the relief
                    requested by the ICA Petition shall have been denied and such denial shall have become final and nonappealable;

                         (e) by either Parent or the Company if the New
                    Jersey Casino Control Commission shall have denied Parent a permanent license under the New Jersey Casino Control Act and such denial shall have become final and nonappealable;

                         (f) by Parent if (i) the Board of Directors of the
                    Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement, or approved or recommended any takeover proposal, (ii) the Company shall have entered into any agreement with respect to any competitive proposal in accordance with Section 4.02(b), or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

                         (g) by Parent if, upon a vote at a duly held
                    Parent Shareholders Meeting or any adjournment thereof at which the Parent Shareholder Approval shall have been voted upon, the Parent Shareholder Approval shall not have been obtained;

                         (h) by Parent if the Average Market Price is less
                    than $41.625; provided, however, that Parent shall furnish the Company with written notice two NYSE trading days in advance of the date that it intends to terminate this Agreement pursuant to this Section 7.01(h) and, during such two trading day period, the Company shall be entitled to elect to go forward with the Merger and, if the Company shall timely make such election, Parent shall not terminate this Agreement pursuant to this Section 7.01(h) and the "Conversion Number" shall mean .4925; or

                         (i) by Parent if the Company shall have made the
                    ICA Election.

                         SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the










               Company, other than the provisions of Section 3.01(p),
               Section 3.02(h), the last sentence of Section 5.04,
               Section 5.09, Section 5.16(c), this Section 7.02 and
               Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                         SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or the shareholders of Parent without the further approval of such stockholders or shareholders, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                         SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
               Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                         SECTION 7.05.  Procedure for Termination,
               Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or, except in the case of Sub or the Company with respect to any amendment to this Agreement, the duly authorized designee of its Board of Directors.














                                       ARTICLE VIII

                                    General Provisions

                         SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
               Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                         SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                         (a) if to Parent or Sub, to

                              Sun International Hotels Limited
                              Badgemore House
                              Gravel Hill
                              Henley-on-Thames, RG94NR
                              England
                              Telecopy No.:  011-441-491 576526

                              Attention:  Charles D. Adamo, Esq.

                              with a copy to:

                              Cravath, Swaine & Moore
                              825 Eighth Avenue
                              New York, NY 10019
                              Telecopy No.: (212) 474-3700

                              Attention:  Peter S. Wilson, Esq.; and

                         (b) if to the Company, to

                              Griffin Gaming & Entertainment, Inc
                              1133 Boardwalk
                              Atlantic City, NJ 08401
                              Telecopy No.:  (609) 345-3260

                              Attention:  Thomas E. Gallagher






                              with a copy to:

                              Gibson, Dunn & Crutcher LLP
                              200 Park Avenue
                              New York, NY 10166-0193
                              Telecopy No.:  (212) 351-4035

                              Attention:  Steven R. Finley, Esq.

                         SECTION 8.03.  Definitions.  For purposes of this
               Agreement:

                         (a) an "affiliate" of any person means another
                    person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                         (b) "competitive proposal" means (x) a bona fide
                    takeover proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company, and (y) otherwise on terms which the Board of Directors of the Company determines in its good faith reasonable judgment to be more favorable to the Company's stockholders than the Merger (taking into account any improvements to the Merger proposed by Parent);

                         (c) "indebtedness" has the meaning assigned
                    thereto in Section 3.01(s)(ii);

                         (d) in respect of Real Property only, "lien" means
                    any conditional sale agreement, lease, sublease, option, easement, right-of-way, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; provided, however, that the term "lien" shall not include (i) liens for water and sewage charges and current taxes not yet due and payable or being contested in good faith,
                    (ii) mechanics', carriers', workers', repairers', materialmens', warehousemens' and other similar liens arising or incurred in the ordinary course of business










               or (iii) all encumbrances approved in writing by the other party hereto;

                         (e) "material adverse change" or "material adverse
                    effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of such party and its subsidiaries taken as a whole;

                         (f) "person" means an individual, corporation,
                    partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

                         (g) "Post-Closing Tax Period":  means all taxable
                    periods beginning after the Closing Date and the portion beginning on the day after the Closing Date of any taxable period that includes (but does not begin on) such day.

                         (h) a "Significant Subsidiary" of the Company
                    means each of GGRI, Inc., Resorts International Hotel, Inc., Resorts International Hotel Financing, Inc., Griffin Entertainment, Inc. and any other subsidiary of the Company that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC;

                         (i) a "subsidiary" of any person means another
                    person, an amount of the voting securities or other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

                         (j) "takeover proposal" means any proposal or
                    offer from any person relating to any direct or indirect acquisition or purchase of a material amount of assets of the Company or any of its subsidiaries or of over 20% of any class of equity securities (other than acquisitions of stock by institutional investors in the ordinary course of business) of the Company or









                    any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries or which would require approval under any Gaming Law, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby;

                         (k) "Taxes" mean all Federal, state, local,
                    foreign and other governmental taxes, assessments, duties, fees, levies or similar charges of any kind, including all sales, payroll, employment and other withholding taxes, and including all obligations under any tax sharing agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement or practice, and including all interest, penalties and additions imposed with respect to such amounts;

                         (l) "Tax Return" means any return (including
                    information returns), report, declaration or statement relating to Taxes, including any schedule or attachment thereto or amendment thereof; and

                         (m) "Taxing Authority" means any governmental or
                    quasi-governmental body exercising any Taxing authority or Tax regulatory authority.

                         SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a









               whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

                         SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                         SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of
               Article II, Section 5.06 and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

                         SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                         SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that










               Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                         SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions


























               contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

                         IN WITNESS WHEREOF, Parent, Sub and the Company
               have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                       SUN INTERNATIONAL HOTELS LIMITED,

                                         by
                                            /s/Charles D. Adamo
                                           Name:  Charles D. Adamo
                                           Title: Executive Vice President,
                                                  General Counsel


                                       SUN MERGER CORP.,

                                         by
                                            /s/Charles D. Adamo
                                           Name:  Charles D. Adamo
                                           Title: Vice President,
                                                  Secretary


                                       GRIFFIN GAMING & ENTERTAINMENT,
                                       INC.,

                                         by
                                            /s/Thomas E. Gallagher
                                           Name:  Thomas E. Gallagher
                                           Title: President and Chief
                                                  Executive Officer
























                                                                  EXHIBIT A





                                   AMENDED AND RESTATED

                               CERTIFICATE OF INCORPORATION

                                            OF

                                     SUN MERGER CORP.


                                         ARTICLE I

                         The name of the corporation (hereinafter called

               the "Corporation") is Sun Merger Corp.


                                        ARTICLE II

                         The address of the Corporation's registered office

               in the State of Delaware is Corporation Trust Center,

               1209 Orange Street, Wilmington, New Castle County, Delaware.

               The name of the registered agent at such address is The

               Corporation Trust Company.


                                        ARTICLE III

                         The purpose of the Corporation is to engage in any

               lawful act or activity for which corporations may be

               organized under the General Corporation Law of the State of

               Delaware.


                                        ARTICLE IV

                         The total number of shares of all classes of stock

               that the Corporation shall have authority to issue is









               1,000 shares of Common Stock having the par value of $.01

               per share.


                                         ARTICLE V

                         The name and mailing address of the incorporator

               is Matthew H. Kluger, 825 Eighth Avenue, 46th Floor, New

               York, New York 10019.


                                        ARTICLE VI

                         In furtherance and not in limitation of the powers

               conferred upon it by law, the Board of Directors of the

               Corporation is expressly authorized to adopt, amend or

               repeal the By-laws of the Corporation.


                                        ARTICLE VII

                         Unless and except to the extent that the By-laws

               of the Corporation so require, the election of directors of the Corporation need not be by written ballot.


                                       ARTICLE VIII

                         To the fullest extent from time to time permitted

               by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.













                                        ARTICLE IX

                         This Certificate of Incorporation shall be subject

               to the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et

               seq., and the rules and regulations of the New Jersey Casino

               Control Commission (the "Commission") as they currently

               exist or as they hereinafter may be amended (the "Act"),

               including without limitation the following:

                         A.  The securities of the Corporation shall always

               be subject to redemption by the Corporation, by action of

               the Board of Directors, if, in the judgment of the Board of

               Directors, such action should be taken, pursuant to

               Section 151(b) of the General Corporation Law of Delaware or

               any other applicable provision of law, to the extent

               necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the

               Corporation or any Subsidiary (as defined in Paragraph E of this Article IX) to conduct any portion of the business of the Corporation or such Subsidiary, which license or

               franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed

               qualifications.  In the event a holder of the Corporation's securities is found not to possess such prescribed

               qualifications by the Commission pursuant to the Act (a

               "Disqualified Holder"), such Disqualified Holder shall










               indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the

               Corporation as a result of such holder's continuing

               ownership or failure to divest promptly.

                         B.  Except as is otherwise expressly provided in

               instruments containing the terms of the Corporation's

               securities, which instruments have been approved by the

               Commission, so long as the Corporation shall remain a

               publicly traded holding company as defined in the Act, in

               accordance with N.J.S.A. 5:12-82(d)(7) and (9), all

               securities of the Corporation shall be held subject to the condition that if a holder thereof is found to be a

               Disqualified Holder, such holder shall dispose of his

               interest in the Corporation within 120 days following the

               Corporation's receipt of notice (the "Notice Date") of the holder's disqualification.  Promptly following its receipt of notice from the Commission that a holder of securities of the Corporation has been found disqualified, the Corporation shall either deliver such written notice personally to the

               Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation's books and records, or use any other reasonable means to provide notice.  Failure of the Corporation to provide notice to a Disqualified













               Holder after making reasonable efforts to do so shall not

               preclude the Corporation from exercising its rights.

                         If any Disqualified Holder fails to dispose of his

               securities within 120 days of the Notice Date, the

               Corporation may redeem such securities at the lesser of

               (i) the lowest closing sale price of such securities between the Notice Date and the date 120 days after the Notice Date,

               or (ii) such holder's original purchase price.

                         C.  So long as the Corporation shall remain a

               privately-held intermediary company as defined in the Act,

               in accordance with N.J.S.A. 5:12-82(d)(7), (8) and (10), the

               Commission shall have the right of prior approval with

               regard to transfers of securities, shares, and other

               interests in the Corporation and the Corporation shall have the absolute right to redeem at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Corporation in accordance with the Act.

                         D.  So long as the Corporation shall remain an

               intermediary company as defined in the Act, in accordance

               with N.J.S.A. 5:12-105(e), commencing on the date the

               Commission serves notice on the Corporation that a security holder has been found disqualified, it shall be unlawful for the Disqualified Holder to (i) receive any dividends or

               interest upon any such securities of the Corporation held by










               such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or

               (iii) receive any remuneration in any form, for services

               rendered or otherwise, from any Subsidiary of the

               Corporation that holds a casino license.

                         E.  For purpose of this Article IX, the term

               "Subsidiary" shall have the meaning set forth in N.J.S.A.

               5:12-47.












































                                                                  EXHIBIT B





                             Form of Company Affiliate Letter


               Gentlemen:

                         The undersigned, a holder of shares of Common
               Stock, par value $.01 per share ("Company Stock"), of Griffin Gaming & Entertainment, Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with and into Sun Merger Corp., a Delaware corporation, securities (the "Parent Securities") of Sun International Hotels Limited ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act"), although nothing contained herein should be construed as an admission of such fact.

                         If in fact the undersigned were an affiliate under
               the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

                         The undersigned hereby represents to and covenants
               with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act or (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent (the reasonable fees of which counsel will be paid by Parent) or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

                         The undersigned further represents to and
               covenants with the Company that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise







                                                                          2

               disposed of any shares of Company Stock held by it and that it will not sell, transfer or otherwise dispose of any Parent Securities received by it in the Merger until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 20-F or 6-K, or any other public filing or announcement which includes such combined results of operations.

                         In the event of a sale or other disposition by the
               undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Securities sold as indicated in the letter.

                         The undersigned acknowledges and agrees that
               appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent (the reasonable fees of which counsel will be paid by Parent) to the effect that such legends are no longer required for purposes of the Act.

                         The undersigned acknowledges that (i) the
               undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.


                                                  Very truly yours,



               Dated:











                                                            ANNEX I
                                                            TO EXHIBIT B



               [Name]

                         On            , the undersigned sold the
               securities ("Securities") of Sun International Hotels Limited ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Griffin Gaming & Entertainment, Inc. with and into Sun Merger Corp.

                         Based upon the most recent report or statement
               filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

                         The undersigned hereby represents that the
               Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in
               Section 3(a)38 of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                       Very truly yours,




                   [Space to be provided for description of securities]


















